UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2003

QUOVADX, INC.

(Formerly XCare.net, Inc.)
(Exact name of Registrant as Specified in its Charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddler’s Green Circle, Suite 1000, Englewood CO 80111

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 488-2019

Item 5. Other Events

     On August 14, 2003, Quovadx, Inc., a Delaware corporation (“Quovadx”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 13, 2003, with CareScience, Inc., a Pennsylvania corporation (“CareScience”), and Carlton Acquisition Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Quovadx.

     A copy of the joint press release, dated August 14, 2003, issued by Quovadx and CareScience announcing the execution of the Merger Agreement is filed as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit
Number	Exhibit

99.1	Joint press release of Quovadx, Inc. and CareScience, Inc. dated August 14, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.

Date: August 14, 2003	/s/ Linda K. Wackwitz Linda K. Wackwitz Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Joint press release of Quovadx, Inc. and CareScience, Inc. dated August 14, 2003